Exhibit 4.78
(Face of Security)
          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO GS FINANCE CORP., OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          THIS SECURITY IS A MASTER NOTE WITHIN THE MEANING SPECIFIED HEREIN.

Title of Series:	Series A
Title of Tranche:	Represents multiple tranches as described below
GS FINANCE CORP.
MEDIUM-TERM NOTES, SERIES A
FULLY AND UNCONDITIONALLY GUARANTEED BY
THE GOLDMAN SACHS GROUP, INC.
(Master Note)
          This Security is a Global Security within the meaning of the Indenture (as defined in Section 1 on the reverse hereof) and represents one or more obligations of The GS Finance Corp., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture) (each such obligation, a “Supplemental Obligation”). Each Supplemental Obligation evidenced by this Security is entitled to the benefit of the Guarantee endorsed hereon. The terms of each Supplemental Obligation (and the Guarantees as applicable thereto) are and will be reflected in this Security and in a pricing supplement to the Company’s prospectus, dated December 4, 2007 (as supplemented by the prospectus supplement, dated December 4, 2007), relating to such Supplemental Obligation, which supplement and prospectus, as so supplemented, are on file with the Trustee hereinafter referred to and which supplement is identified on Schedule A hereto (each such pricing supplement, together with such prospectus, a “Pricing Supplement”). With respect to each Supplemental Obligation (and the Guarantees as applicable thereto), the provisions of the applicable Pricing Supplement are hereby incorporated by reference herein and are deemed to be a part of this Security (including the Guarantee) as of the Original Issue Date specified on Schedule A. Each reference to “this Security” includes and shall be deemed to refer to each Supplemental Obligation and the Guarantee as applicable thereto.
          With respect to each Supplemental Obligation, every term of this Security (and the Guarantee as applicable to such Supplemental Obligation) is subject to modification, amendment or elimination through the incorporation of the applicable Pricing Supplement by reference, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Security so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the terms of a Pricing Supplement and the terms herein, the terms of the Pricing Supplement shall control over the terms herein with respect to the relevant

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Supplemental Obligation (and the Guarantees as applicable thereto). Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Security is directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation (and the Guarantees as applicable thereto), including, in the case of any such obligation that is designated in the applicable Pricing Supplement as an “indexed note” (an “Indexed Note”), the manner of determining the principal amount of and interest, if any, on such Supplemental Obligation, the dates, if any, on which the principal amount of and interest, if any, on such Supplemental Obligation is determined and payable, the amount payable upon any acceleration of such Supplemental Obligation and the principal amount of such Supplemental Obligation deemed to be Outstanding for purposes of determining whether Holders of the requisite principal amount of Securities have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture.
          Terms that are used and not defined in this Security but that are defined in the Indenture are used herein as defined therein.
          This Security is a “Master Note”, which term means a Global Security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

          The Company, for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, of each Supplemental Obligation, the principal amount (and any premium) then due and payable for each such Supplemental Obligation, and (ii) on each interest payment date and at maturity, the interest then due and payable, if any, with respect to each Supplemental Obligation.
          With respect to each Supplemental Obligation, the Company shall pay the principal amount (and any premium) specified in the applicable Pricing Supplement on the Stated Maturity shown therein, and shall pay interest on such principal, from the date specified therein as the “Original Issue Date” (or in a comparable manner) (the “Original Issue Date” for such Supplemental Obligation) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, on the Interest Payment Date(s) in each year, commencing on the first such date that is at least 15 calendar days after the Original Issue Date, and at the Maturity of such principal, as follows:

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          (i) in the case of a Supplemental Obligation for which the interest rate is designated as fixed in the applicable Pricing Supplement (a “Fixed Rate Note”), at a rate per annum equal to the annual rate specified in such Pricing Supplement until the principal of such Supplemental Obligation is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum equal to the rate at which the principal then bears interest on any overdue premium or installment of interest from the date any such overdue amount first becomes due until it is paid or made available for payment, provided that interest on any premium or installment of interest that is overdue shall be payable on demand;
          (ii) in the case of a Supplemental Obligation for which the interest rate is designated as floating in the applicable Pricing Supplement (a “Floating Rate Note”), at a rate per annum determined in accordance with the applicable provisions of Section 3A on the reverse hereof, with such rate being dependent in part upon whether the rate specified as the “base rate” (or in a comparable manner) in the applicable Pricing Supplement (the “Base Rate” for such Supplemental Obligation) is the commercial paper rate, the prime rate, LIBOR, EURIBOR, the treasury rate, the CMT rate, the CD rate, the federal funds rate, the USD-federal funds-open rate or the 11th district rate, until the principal of such Supplemental Obligation is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate at which the principal then bears interest on any overdue premium or installment of interest from the date any such overdue amount first becomes due until it is paid or made available for payment, provided that interest on any premium or installment of interest that is overdue shall be payable on demand; and
          (iii) in the case of a Supplemental Obligation that is an Indexed Note, at such rate or in such manner, if any, as may be specified in the applicable Pricing Supplement.
          With respect to each Supplemental Obligation that is a Fixed Rate Note and unless otherwise specified in the applicable Pricing Supplement, interest (other than interest on overdue amounts) shall be payable by the Company, semi-annually on May 15 and November 15 of each year.
          With respect to each Supplemental Obligation that is a Floating Rate Note and unless otherwise specified in the applicable Pricing Supplement, interest (other than interest on overdue amounts) shall be payable:
•	if the interest reset period specified in the applicable Pricing Supplement (the “Interest Reset Period” for such Supplemental Obligation) is daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September

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and December of each year, as specified in the applicable Pricing Supplement;

•	if the Interest Reset Period is quarterly, on the third Wednesday of March, June, September and December of each year;

•	if the Interest Reset Period is semi-annual, on the third Wednesday of the two months specified in the applicable Pricing Supplement;

•	and if the Interest Reset Period is annual, on the third Wednesday of the month specified in the applicable Pricing Supplement provided that, unless otherwise specified in the applicable Pricing Supplement, the following sentence shall apply with respect to any such day on which interest would otherwise be payable, other than any such day on which the Maturity of the principal of such Floating Rate Note falls: If any such day is not a Business Day (as defined in Section 3C(b) on the reverse hereof) the day on which interest should be payable shall be deferred to the next succeeding Business Day, provided that, if the Base Rate is LIBOR or EURIBOR and such next succeeding Business Day falls in the next calendar month, the day on which interest should be payable shall be advanced to the next preceding Business Day.
          With respect to each Supplemental Obligation that is an Indexed Note, such interest, if any, will be payable on the dates specified in the applicable Pricing Supplement.
          Each date so determined or provided for in the preceding three paragraphs (or the applicable Pricing Supplement) is hereinafter referred to as an “Interest Payment Date”.
          The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the Indenture and unless otherwise provided in the applicable Pricing Supplement, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date (a “Regular Record Date”); provided, however, if this Security is a Global Security, a Regular Record Date will instead occur on the fifth Business Day next preceding such Interest Payment Date. Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment

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of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. With respect to any Supplemental Obligation, references herein to the “Holder” mean the Holder of this Security.
     Currency of Payment
          Payment of principal of (and premium, if any) and interest on any Supplemental Obligation will be made in the currency designated as the “specified currency” for such payment (or in a comparable manner) in the applicable Pricing Supplement (the “Specified Currency” for any payment on such Supplemental Obligation), except as provided in this and the next three paragraphs. For each Supplemental Obligation, any payment shall be made in the Specified Currency for such payment unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 3C(b) on the reverse hereof), provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.
          If provided in the applicable Pricing Supplement and except as provided in the next paragraph, any payment to be made on a Supplemental Obligation in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on a Supplemental Obligation payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any

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payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.
          The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent (as defined in Section 3C(a) on the reverse hereof) based upon the highest bid quotation received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in the City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of such Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of Securities of this or any other tranche who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.
          Notwithstanding the foregoing, if any amount payable on a Supplemental Obligation is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, a disruption in the currency markets or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York, quoted by The Federal Reserve Bank of New York, for cable transfers for such Specified Currency (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture or this Security.
     Manner of Payment – U.S. Dollars
          Except as provided in the next paragraph, payment of any amount payable on any Supplemental Obligation in U.S. dollars will be made at the office or agency maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and

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private debts, against surrender (in the manner provided below) of this Security in the case of any payment due at the Maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
          Payment of any amount payable on any Supplemental Obligation in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of such Supplemental Obligation is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on such Supplemental Obligation payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on a Supplemental Obligation on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.
     Manner of Payment – Other Specified Currencies
          Payment of any amount payable on any Supplemental Obligation in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment

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due at the Maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made with respect to any Supplemental Obligation by the Holder hereof will remain in effect with respect to any further payments with respect to such Supplemental Obligation payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to any Supplemental Obligation cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.
Manner of Payment – Payments Pursuant to the Applicable Procedures of the Depositary; Surrender of this Security
          Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal, premium and interest on this Security pursuant to the Applicable Procedures of the Depositary for this Security as permitted in the Indenture.
          Notwithstanding the foregoing, whenever the provisions hereof require that this Security be surrendered against payment of the principal of a Supplemental Obligation, such surrender may be effected by means of an appropriate adjustment to Schedule A hereto to reflect the discharge of such Supplemental Obligation, with such adjustment to be made by the Trustee in a manner not inconsistent with the Applicable Procedures of the Depositary for this Security, and in such circumstances this Security need not actually be surrendered. This paragraph shall apply only to a Master Note.

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Payments Due on a Business Day
          Unless otherwise specified in the applicable Pricing Supplement for a Supplemental Obligation, if any amount of principal, premium or interest would otherwise be due on such Supplemental Obligation on a day (the “Specified Day”) that is not a Business Day for such Supplemental Obligation, such amount may be paid or made available for payment on the next succeeding Business Day (unless the Base Rate for such Supplemental Obligation is LIBOR or EURIBOR and such next succeeding Business Day falls in the next calendar month, in which case such amount may be paid or made available for payment on the next preceding Business Day) with the same force and effect as if such amount were paid on the Specified Day. The provisions of this paragraph shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: December 4, 2007

GS FINANCE CORP.
By:	/s/ Wing Yee Veronica Foo
	Name:	Wing Yee Veronica Foo
	Title:	Treasurer

This is one of the Securities of the series designated herein and referred to in the Indenture.
Dated: December 4, 2007

THE BANK OF NEW YORK, as Trustee
By:	/s/ Teisha Wright
Authorized Signatory

GUARANTEE
          Capitalized terms used in this Guarantee that are not defined herein but that are defined in the Security upon which this Guarantee is endorsed or the Indenture referred to in such Security are used herein as defined therein.
          The Goldman Sachs Group, Inc., a corporation organized under the laws of the State of Delaware (herein called the “Guarantor”, which term includes any successor Person under the Indenture), for value received, hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed, the due and punctual payment of the principal, and premium, if any, and interest, if any, for each Supplemental Obligation when and as the same shall become due and payable, on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, or each interest payment date, as applicable, in accordance with the terms of each such Supplemental Obligation and of the Indenture. In case of the failure of GS Finance Corp., a corporation organized under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture), punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, and as if such payment were made by the Company.
          The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Supplemental Obligation or the Indenture, any failure to enforce the provisions of any such Supplemental Obligation or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of this Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of any such Supplemental Security, or increase the interest rate thereon, change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the payment date of any payment thereon.
          The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of this Security exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Supplemental Obligation or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such

Security except by complete performance of the obligations contained in such Security and in this Guarantee. This Guarantee shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal, or premium, if any, or interest, if any, on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, or each interest payment date, as applicable any Supplemental Obligation, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of this Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.
          The obligations of the Guarantor hereunder with respect to each Supplemental Obligation shall be continuing and irrevocable until the date upon which the entire principal of, premium, if any, and interest, if any, for each Supplemental Obligation has been, or has been deemed pursuant to the provisions of Article Four of the Indenture to have been, paid in full or otherwise discharged.
          The Guarantor shall be subrogated to all rights of the Holder of such Security upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of any Supplemental Obligation pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on all Securities issued under the Indenture shall have been paid in full.
          This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guarantee is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of this Security, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on this Security, this Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.
          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

          All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
          This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.
Dated: December 4, 2007

THE GOLDMAN SACHS GROUP, INC.
By:	/s/ Wing Yee Veronica Foo
	Name:	Wing Yee Veronica Foo
	Title:	Assistant Treasurer

(Reverse of Security)
          1. Securities and Indenture
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series (and with respect to each series, one or more tranches of such series) under a Senior Debt Indenture, dated as of December 4, 2007 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, The Goldman Sachs Group, Inc., as Guarantor (herein called the “Guarantor”, which term includes any successor guarantor under the Indenture) and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
          In the case of the acquisition of all or a portion of a Supplemental Obligation by the Company or any Affiliate thereof, the Company or such Affiliate may submit to the Trustee such evidence of such acquisition as is reasonably acceptable to the Trustee, whereupon the Trustee, at the Company’s direction, shall reduce the principal amount of such Supplemental Obligation in Schedule A hereto by such acquired amount, and the principal amount of such Supplemental Obligation shall be reduced accordingly for all purposes of this Security.
          2. Series, Tranche and Denominations
          This Security is one of the series of Securities designated on the face hereof, limited to an aggregate principal amount as shall be determined and may be increased from time to time pursuant to the Determination of a Treasury Signatory of the Company, dated December 4, 2007 (or the equivalent thereof in any other currency or currencies, currency units or composite currencies). For all purposes of the Indenture and the Securities, each Supplemental Obligation represented by this Security constitutes a separate tranche of Securities of such series, limited to an aggregate principal amount as shall be determined and may be increased from time to time pursuant to said Determination of a Treasury Signatory (or the equivalent thereof in any other currency or currencies, currency units or composite currencies). The designation of each tranche of Securities evidenced hereby shall be the designation of the corresponding Supplemental Obligation as stated in the Pricing Supplement relating thereto. References herein to “this series” mean the series of Securities designated as Medium-Term Notes, Series A. References herein (and in the Indenture with respect to this Security) to a “tranche” of

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          Securities mean a particular Supplemental Obligation, each of which constitutes a separate tranche of Securities of this series. This Security and each Supplemental Obligation are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning. For each Supplemental Obligation having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 and multiples thereof, unless otherwise provided in the applicable Pricing Supplement. For each Supplemental Obligation having a principal amount payable in a Specified Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Specified Currency equivalent, at the Exchange Rate on the first Business Day next preceding the date on which the Company accepts the offer to purchase such Security, to $1,000 or any integral multiples of $1,000 in excess thereof, unless otherwise provided in the applicable Pricing Supplement.
          3. 3A. Interest Rate on Floating Rate Notes
          Unless otherwise provided in the applicable Pricing Supplement, the provisions of this Section 3A shall apply with respect to each Supplemental Obligation that is a Floating Rate Note.
          (a) Interest Rate Reset. The interest rate on such Supplemental Obligation will be reset from time to time, as provided in this Section 3A, and each date upon which such rate is reset as so provided is hereinafter called an “Interest Reset Date” for such Supplemental Obligation. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates with respect to such Supplemental Obligation will be as follows:
     (i) if the Interest Reset Period is daily, each Business Day;
     (ii) if the Interest Reset Period is weekly and the Base Rate is not the treasury rate, the Wednesday of each week;
     (iii) if the Interest Reset Period is weekly and the Base Rate is the treasury rate, except as otherwise provided in the definition of “Treasury Interest Determination Date” in Section 3A(n) below, the Tuesday of each week;
     (iv) if the Interest Reset Period is monthly, the third Wednesday of each month;
     (v) if the Interest Reset Period is quarterly, the third Wednesday of each March, June, September and December;

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     (vi) if the Interest Reset Period is semi-annual, the third Wednesday of each of two months in each year specified under “interest reset period” (or in a comparable manner) in the applicable Pricing Supplement; and
     (vii) if the Interest Reset Period is annual, the third Wednesday of the month in each year specified under “interest reset period” (or in a comparable manner) in the applicable Pricing Supplement;
provided, however, that (x) the Base Rate in effect from the Original Issue Date to but excluding the first Interest Reset Date will be the rate specified as the “initial base rate” (or in a comparable manner) in the applicable Pricing Supplement (the “Initial Base Rate” for such Supplemental Obligation) and (y) if the Interest Reset Period is daily or weekly, the Base Rate in effect for each day following the second Business Day immediately prior to an Interest Payment Date to but excluding such Interest Payment Date, and for each day following the second Business Day immediately prior to the day of Maturity of the principal of such Supplemental Obligation to but excluding such day of Maturity, will be the Base Rate in effect on such applicable second Business Day; and provided, further, that, if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding day that is a Business Day, except that, unless otherwise specified on the face hereof, if the Base Rate is LIBOR or EURIBOR and such next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.
          Subject to applicable provisions of law and except as otherwise specified herein or in the applicable Pricing Supplement, on each Interest Reset Date the interest rate on a Supplemental Obligation shall be the rate determined in accordance with such of the following Sections 3A(b) through 3A(j) as provide for determination of the Base Rate for such Supplemental Obligation. The Calculation Agent (as defined in Section 3C(a) below) shall determine the interest rate on such Supplemental Obligation in accordance with the applicable Section below.
          Unless the Base Rate is LIBOR or EURIBOR, the Calculation Agent will determine the interest rate on such Supplemental Obligation that takes effect on any Interest Reset Date on a day no later than the Calculation Date (as defined in Section 3A(n) below) corresponding to such Interest Reset Date. However, the Calculation Agent need not wait until the Calculation Date to determine such interest rate if the rate information it needs to make such determination in the manner specified in the applicable provisions of Sections 3A(b) through 3A(j) hereof is available from the relevant sources specified in such applicable provisions.

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          Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on such Supplemental Obligation and, if determined, the interest rate that will become effective on the next Interest Reset Date.
          (b) Determination of Commercial Paper Rate. If the Base Rate for such Supplemental Obligation is the commercial paper rate, the Base Rate that takes effect on any Interest Reset Date shall equal the Money Market Yield (as defined in Section 3A(n) below) of the rate, for the second Business Day immediately preceding such Interest Reset Date (the “Commercial Paper Interest Determination Date”), for commercial paper having the Index Maturity, as published in H.15(519) (as defined in Section 3A(n) below) under the heading “Commercial paper — Nonfinancial”. If the commercial paper rate cannot be determined as described above, the following procedures will apply in determining the commercial paper rate:
     (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Commercial Paper Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the commercial paper rate will be the rate, for such Commercial Paper Interest Determination Date, for commercial paper having the maturity specified as the “index maturity” (or in a comparable manner) in the applicable Pricing Supplement (the “Index Maturity” for such Supplemental Obligation), as published in H.15 Daily Update (as defined in Section 3A(n) below) or any other recognized electronic source used for displaying that rate, under the heading “Commercial paper — Nonfinancial”.
     (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the commercial paper rate will be the Money Market Yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the Index Maturity and is placed for an industrial issuer whose long-term bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent.
     (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the commercial paper rate shall be the commercial paper rate in effect on such Commercial Paper Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

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          The Base Rate determined in accordance with this Section 3A(b) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.
          (c) Determination of Prime Rate. If the Base Rate for such Supplemental Obligation is the prime rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, for the second Business Day immediately preceding such Interest Reset Date (the “Prime Interest Determination Date”), published in H.15(519) under the heading “Bank prime loan”. If the prime rate cannot be determined as described above, the following procedures will apply in determining the prime rate:
     (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Prime Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the prime rate will be the rate, for such Prime Interest Determination Date, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank prime loan”.
     (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the prime rate will be the arithmetic mean of the following rates as they appear on the Reuters Screen USPRIME1 Page (as defined in Section 3A(n) below): the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on such Prime Interest Determination Date.
     (iii) If fewer than four of the rates referred to in clause (ii) above appear on the Reuters Screen USPRIME1 Page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on such Prime Interest Determination Date, of three major banks in New York City selected by the Calculation Agent. For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.
     (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, the prime rate shall be the prime rate in effect on such Prime Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

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          The Base Rate determined in accordance with this Section 3A(c) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.
          (d) Determination of LIBOR. If the Base Rate for such Supplemental Obligation is LIBOR, the Base Rate that takes effect on any Interest Reset Date shall be LIBOR on the corresponding LIBOR Interest Determination Date (as defined in Section 3A(n) below) and shall be determined in accordance with the following provisions:
          (i) LIBOR will be either:
     (A) the offered rate appearing on the Reuters Screen LIBOR01 Page (as defined in Section 3A(n) below); or
     (B) the arithmetic mean of the offered rates appearing on the Reuters Screen LIBO Page (as defined in Section 3A(n) below) unless that page by its terms cites only one rate, in which case that rate;
in either case, as of 11:00 A.M., London time, on such LIBOR Interest Determination Date for deposits of the currency specified as the “index currency” (or in a comparable manner) in the applicable Pricing Supplement (the “Index Currency” for such Supplemental Obligation) having the Index Maturity beginning on such Interest Reset Date.
     (ii) If Reuters Screen LIBOR01 Page applies and the rate reference in clause (i)(A) above does not appear on that page, or if Reuters Screen LIBO Page applies and fewer than two of the rates referenced in clause (i)(B) above appear on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of the Index Currency having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount (as defined in Section 3A(n) below). The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the quotations.
     (iii) If fewer than two quotations are provided as described in clause (ii) above, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European

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banks quoted, at approximately 11:00 A.M. in the principal financial center for the country issuing the Index Currency, on such LIBOR Interest Determination Date, by three major banks in that financial center selected by the Calculation Agent: loans of the Index Currency having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount.
     (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, LIBOR will be the LIBOR in effect on such LIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          The Base Rate determined in accordance with this Section 3A(d) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any. If the Base Rate is LIBOR and no currency is specified in the applicable Pricing Supplement as the Index Currency, the Index Currency shall be U.S. dollars.
          (e) Determination of EURIBOR. If the Base Rate for such Supplemental Obligation is EURIBOR, the Base Rate that takes effect on any Interest Reset Date shall equal the interest rate for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — The Financial Markets Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on the second Euro Business Day (as defined in Section 3C(b) below) before such Interest Reset Date (a “EURIBOR Interest Determination Date”), and will be determined in accordance with the following provisions:
     (i) EURIBOR will be the offered rate for deposits in euros having the Index Maturity beginning on such Interest Reset Date, as that rate appears on Reuters Screen EURIBOR01 Page (as defined in Section 3A(n) below) as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date.
     (ii) If the rate described in clause (i) above does not appear on Reuters Screen EURIBOR01 Page, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone (as defined in Section 3C(b) below) interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount. The Calculation Agent will request the principal Euro-Zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of such quotations.

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     (iii) If fewer than two quotations are provided as described in clause (ii) above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by the Calculation Agent: loans of euros having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount.
     (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          The Base Rate determined in accordance with this Section 3A(e) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.
          (f) Determination of Treasury Rate. If the Base Rate for such Supplemental Obligation is the treasury rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate for the auction on the corresponding Treasury Interest Determination Date (as defined in Section 3A(n) below) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity, as that rate appears on Reuters Screen US AUCTION 10/11 Page under the heading “Investment Rate”. If the treasury rate cannot be determined as described above, the following procedures will apply in determining the treasury rate:
     (i) If the rate described above does not appear on either Reuters Screen US AUCTION 10/11 Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Treasury Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), the treasury rate will be the Bond Equivalent Yield (as defined in Section 3A(n) below) of the rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/Treasury bills/Auction high”.
     (ii) If the rate described in clause (i) above does not appear in H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the

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rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the auction rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, as announced by the U.S. Department of the Treasury.
     (iii) If the auction rate described in clause (ii) above is not so announced by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15(519) under the heading “U.S. government securities/Treasury bills/Secondary market”.
     (iv) If the rate described in clause (iii) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the treasury rate will be the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/ Treasury bills /Secondary market”.
     (v) If the rate described in clause (iv) above does not appear in H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the treasury rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity: the rates bid as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.
     (vi) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (v) above, the Treasury Rate shall be the treasury rate in effect on such Treasury Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          The Base Rate determined in accordance with this Section 3A(f) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base rate by the Spread Multiplier, if any.

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          (g) Determination of CMT Rate. If the Base Rate for such Supplemental Obligation is the CMT rate, the Base Rate that takes effect on any Interest Reset Date shall equal the CMT rate on the second Business Day immediately preceding such Interest Reset Date (the “CMT Interest Determination Date”). “CMT rate” means the following rate displayed on the Designated CMT Reuters Screen Page (as defined in Section 3A(n) below) under the heading “ . . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.”, under the column for the Designated CMT Index Maturity (as defined in Section 3A(n) below):
     (x) if the Designated CMT Reuters Screen Page is Reuters Screen FRBCMT Page, the rate for such CMT Interest Determination Date; or
     (y) if the Designated CMT Reuters Screen Page is Reuters Screen FEDCMT Page, the weekly or monthly average, as specified on the face hereof, for the week that ends immediately before the week in which such CMT Interest Determination Date falls, or for the month that ends immediately before the month in which such CMT Interest Determination Date falls, as applicable.
If the CMT rate cannot be determined as described above, the following procedures will apply in determining the CMT rate:
     (i) If the applicable rate described above is not displayed on the relevant Designated CMT Reuters Screen Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CMT Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT rate will be the applicable Treasury constant maturity rate described above — i.e., for the Designated CMT Index Maturity and for either such CMT Interest Determination Date or the weekly or monthly average, as applicable — as published in H.15(519).
     (ii) If the applicable rate described in clause (i) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT rate will be the Treasury constant maturity rate, or other U.S. Treasury rate, for the Designated CMT Index Maturity and with reference to such CMT Interest Determination Date, that:
     (A) is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and

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     (B) is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the Designated CMT Reuters Screen Page and published in H.15(519).
     (iii) If the rate described in clause (ii) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes (as defined in Section 3A(n) below) having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest.
     (iv) If the Calculation Agent is unable to obtain three quotations of the kind described in clause (iii) above, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for Treasury Notes having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest. If two Treasury Notes with an original maturity longer than the CMT Designated Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.
     (v) If fewer than five but more than two such primary dealers are quoting as described in clause (iv) above, then the CMT rate for such CMT Interest Determination Date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded.

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     (vi) If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (v) above, the CMT rate shall be the CMT rate in effect on such CMT Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          The Base Rate determined in accordance with this Section 3A(g) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.
          (h) Determination of CD Rate. If the Base Rate for such Supplemental Obligation is the CD rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the “CD Interest Determination Date”), for negotiable U.S. dollar certificates of deposit having the Index Maturity as published in H.15(519) under the heading “CDs (secondary market)”. If the CD rate cannot be determined as described above, the following procedures will apply in determining the CD rate:
     (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CD Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CD rate shall be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “CDs (secondary market)”.
     (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CD rate shall be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks having a remaining maturity closest to the Index Maturity and in a Representative Amount: the rates offered as of 10:00 A.M., New York City time, on such CD Interest Determination Date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent.
     (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the CD rate will be the CD rate in effect on such CD Interest Determination Date (or, in the case of the first Base Reset Date, the Initial Base Rate).

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          The Base Rate determined in accordance with this Section 3A(h) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.
          (i) Determination of Federal Funds Rate. If the Base Rate for such Supplemental Obligation is the federal funds rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the “Federal Funds Interest Determination Date”), for Federal Funds as published in H.15(519) under the heading “Federal funds (effective)”, as that rate is displayed on Reuters Screen FEDFUNDS1 Page. If the federal funds rate cannot be determined as described above, the following procedures will apply in determining the federal funds rate:
     (i) If the rate described above is not displayed on Reuters Screen FEDFUNDS1 Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the federal funds rate will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “Federal funds (effective)”.
     (ii) If the rate described in clause (i) above is not displayed on Reuters Screen FEDFUNDS1 Page and does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.
     (iii) If fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, the federal funds rate will be the federal funds rate in effect on such Federal Funds Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          The interest rate determined in accordance with this Section 3A(i) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.
          (j) Determination of 11th District Rate. If the Base Rate for such Supplemental Obligation is the 11th district rate (which term refers to the Eleventh

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Federal Home Loan Bank District Cost of Funds Rate), the Base Rate that takes effect on any Interest Reset Date shall equal the 11th district rate on the 11th District Interest Determination Date (as defined in Section 3A(n) below) corresponding to such Interest Reset Date. The 11th district rate on any 11th District Interest Determination Date shall be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before such date, as displayed on Reuters Screen COFI/ARMS Page under the heading “11th District” as of 11:00 A.M., San Francisco time, on such date. If the 11th district rate cannot be determined as described above, the following procedures will apply in determining the 11th district rate:
     (i) If the rate described above does not appear on Reuters Screen COFI/ARMS Page on such 11th District Interest Determination Date, then the 11th district rate on such date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately preceding such date, as most recently announced by the Federal Home Loan Bank of San Francisco as such monthly weighted average cost of funds.
     (ii) If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in clause (i) above on or before such 11th District Interest Determination Date, the 11th district rate that takes effect on such Interest Reset Date will be the 11th district rate in effect on such 11th District Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          The interest rate determined in accordance with this Section 3A(j) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.
          (k) Determination of USD-Federal Funds-Open Rate Notes. If the Base Rate for such Supplemental Obligation is the USD-federal funds-open rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate on such Interest Reset Date (the “USD-Federal Funds-Open Interest Determination Date”), for U.S. dollar federal funds as published under the heading “Federal Funds” and opposite the caption “Open,” as that rate is displayed on Reuters Telerate Page 5. If the USD-federal funds-open rate cannot be determined as described above, the following procedures will apply in determining the USD-federal funds-open rate:
     (i) If the rate described above is not displayed on Reuters Telerate Page 5 at 3:00 P.M., New York City time, on the Calculation Date corresponding to such USD-Federal Funds-Open Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time),

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then the USD-federal funds-open rate will be the rate displayed on the FEDSPREB Index on Bloomberg (which is the Fed Funds Opening Rate as reported by Prebon Yamane on Bloomberg).
     (ii) If the rate described in clause (i) above is not displayed on Reuters Telerate Page 5 and does not appear on FEDSPREB Index on Bloomberg at 5:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the USD-federal funds-open rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such USD-Federal Funds-Open Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.
     (iii) If fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, the federal funds rate will be the federal funds rate in effect on such USD-Federal Funds-Open Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          The interest rate determined in accordance with this Section 3A(k) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.
          (l) Minimum and Maximum Limits. Notwithstanding the foregoing, the rate at which interest accrues on such Supplemental Obligation (i) shall not at any time be higher than the maximum rate, if any, or less than the minimum rate, if any, specified in the applicable Pricing Supplement, in each case on an accrual basis, and (ii) shall not at any time be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.
          (m) Calculation of Interest. Payments of interest on such Supplemental Obligation with respect to any Interest Payment Date or at the Maturity of the principal thereof will include interest accrued to but excluding such Interest Payment Date or the date of such Maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for shall be calculated by the Calculation Agent by multiplying the principal amount of such Supplemental Obligation by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from and including the Original Issue Date or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day shall be expressed as a decimal and computed by dividing the interest rate (also expressed as a decimal) in effect on such day by 360, if the

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Base Rate is the commercial paper rate, prime rate, LIBOR, EURIBOR, CD rate, federal funds rate, 11th district rate or USD-federal funds open rate, or by the actual number of days in the year, if the Base Rate is the treasury rate or CMT rate.
          All percentages resulting from any calculation with respect to such Supplemental Obligation will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655) ). All amounts used in or resulting from any calculation with respect to such Supplemental Obligation will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
          (n) Definitions of Calculation Terms. As used with respect to such Supplemental Obligation, the following terms have the meanings set forth below:
          “Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100,

360 – (D x M)

where
•	“D” equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

•	“N” equals 365 or 366, as the case may be; and

•	“M” equals the actual number of days in the period from and including the relevant Interest Reset Date to but excluding the next succeeding Interest Reset Date.
          The “Calculation Date” corresponding to any Commercial Paper Interest Determination Date, Prime Interest Determination Date, LIBOR Interest Determination Date, EURIBOR Interest Determination Date, Treasury Interest Determination Date, CMT Interest Determination Date, CD Interest Determination Date, Federal Funds Interest Determination Date, 11th District Interest Determination Date or USD-Federal Funds-Open Interest Determination Date, as the case may be, means the earlier of:

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     (i) the tenth day after such interest determination date or, if any such day is not a Business Day, the next succeeding Business Day; and
     (ii) the Business Day immediately preceding the Interest Payment Date or the date of Maturity of the principal hereof, whichever is the day on which the next payment of interest will be due.
The Calculation Date corresponding to any Interest Reset Date means the Calculation Date corresponding to the relevant interest determination date immediately preceding such Interest Reset Date.
          “Designated CMT Index Maturity” means, if the Base Rate is the CMT Rate, the Index Maturity for such Security and will be the original period to maturity of a U.S. Treasury security — either 1, 2, 3, 5, 7, 10, 20 or 30 years — specified on the face hereof, provided that, if no such original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.
          “Designated CMT Screen Reuters Page” means, if the Base Rate is the CMT Rate, the Reuters Screen Page specified in the applicable Pricing Supplement that displays Treasury constant maturities as reported in H.15(519), provided that, if no Reuters Screen Page is so specified, then the applicable page will be Reuters Screen FEDCMT Page and provided, further, that if Reuters Screen FEDCMT Page applies but it is not specified in the applicable Pricing Supplement whether the weekly or monthly average applies, the weekly average will apply.
          The “11th District Interest Determination Date” corresponding to a particular Interest Reset Date will be the last working day, in the first calendar month immediately preceding such Interest Reset Date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month immediately preceding such Interest Reset Date.
          “H.15(519)” means the weekly statistical release entitled “Federal Reserve Statistical Release — H.15(519) Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System.
          “H.15 Daily Update” means the daily update of H.15(519) available through the web site of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/Update, or any successor site or publication.
          The “LIBOR Interest Determination Date” corresponding to any Interest Reset Date means the second London Business Day preceding such Interest Reset Date,

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unless the Index Currency is pounds sterling, in which case the LIBOR Interest Determination Date will be the Interest Reset Date.
          “London Business Day” means any day on which dealings in the Index Currency are transacted in the London interbank market.
          “Money Market Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100,

360 – (D x M)

where
•	“D” equals the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” equals the actual number of days in the period from and including the relevant Interest Reset Date to but excluding the next succeeding Interest Reset Date.
          “Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
          “Reuters Page” means the display on the Reuters service or any successor or replacement service, on the page or pages or any successor or replacement page or pages on that service.
          “Reuters Screen LIBO Page” means the display on the Reuters Monitor Money Rates Service, or any successor or replacement service, on the page designated as “LIBO” or any successor or replacement page or pages on which London Interbank rates of major banks for the Index Currency are displayed.
          “Reuters Screen LIBOR Page” means the display on the Reuters Monitor Money Rates Service, or any successor or replacement service, on the page designated as “LIBOR01” or any successor or replacement page or pages on which London interbank rates of major banks for the Index Currency are displayed.
          “Reuters Screen USPRIME1 Page” means the display on the “USPRIME1” page on the Reuters Monitor Money Rates Service, or any successor

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service, or any successor or replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.
          “Spread” means the number of basis points (each being one one-hundredth of a percentage point) specified in the applicable Pricing Supplement to be added to or subtracted from the Base Rate for a Floating Rate Note to determine the applicable interest rate.
          “Spread Multiplier” is the percentage specified in the applicable Pricing Supplement by which the Base Rate for a Floating Rate Note will be multiplied to determine the applicable interest rate.
          The “Treasury Interest Determination Date” corresponding to any Interest Reset Date means the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. If, as the result of a legal holiday, an auction is so held on the Friday in the week immediately preceding the week in which such Interest Reset Day falls, such Friday will be the corresponding Treasury Interest Determination Date. If an auction date shall fall on a day that would otherwise be an Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.
          “Treasury Notes” means direct, noncallable, fixed rate obligations of the U.S. government.
          References in this Security to a particular heading or headings on any of Designated CMT Reuters Page, H.15(519), H.15 Daily Update, Reuters Screen LIBO Page, Reuters Screen LIBOR01 Page, Reuters Screen Page or Reuters Telerate Page 5 include any successor or replacement heading or headings as determined by the Calculation Agent.
          3B. Interest Rate on Indexed Notes
          In the case of any Supplemental Obligation that is an Indexed Note, the manner of calculating interest payable thereon shall be determined as provided in the applicable Pricing Supplement.
          3C. Payments-Other Terms
          The provisions of this Section 3C apply to all Supplemental Obligations.
          (a) Calculation Agent and Exchange Rate Agent. With respect to any Supplemental Obligation, the “Calculation Agent” or the “Exchange Rate Agent”

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shall initially mean the Person (if any) named as such agent in the applicable Pricing Supplement, provided that the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as any such agent for such Supplemental Obligation from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security or the applicable Pricing Supplement provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.
          All determinations made by the Calculation Agent or the Exchange Rate Agent with regard to a Supplemental Obligation may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. Neither the Calculation Agent nor the Exchange Rate Agent shall have any liability therefor.
          (b) Other Definitions. “Business Day” means, for any Supplemental Obligation, a day that meets the requirements set forth in each of clauses (i) through (v) below, in each case to the extent such requirements apply to such Supplemental Obligation as specified below:
(i)	is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close;

(ii)	if the Base Rate is LIBOR, is also a London Business Day;

(iii)	if the Specified Currency for payment of principal of or interest on such Security is other than U.S. dollars or euros, is also a day on which banking institutions in the principal financial center of the country issuing such Specified Currency generally are not authorized or obligated by law, regulation or executive order to close;

(iv)	if the Base Rate is EURIBOR or if the Specified Currency for payment of principal of or interest on such Security is euros, or the Base Rate is LIBOR for which the Index Currency is euros, is also a Euro Business Day; and

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(v)	solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close.
Solely when used in the third paragraph under the heading “Currency of Payment” on the face of this Security, the meaning of the term “Business Day” shall be determined as if the Base Rate for the relevant Supplemental Obligation is neither LIBOR nor EURIBOR. With respect to any particular location, the close of business on any day on which business is not being conducted at that location shall be deemed to mean 5:00 P.M., New York City time, on that day.
          “EMU Countries” means, at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.
          “Euro Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.
          “Euro-Zone” means, at any time, the region comprised of the EMU Countries.
          References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.
          References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.
          With respect to any Supplemental Obligation, references in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date for such Supplemental Obligation.

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          4. Redemption at the Company’s Option
          Unless a redemption commencement date is specified in the applicable Pricing Supplement, a Supplemental Obligation shall not be redeemable at the option of the Company before the Stated Maturity of the principal thereof Date. If a redemption commencement date is so specified, and unless otherwise specified in the applicable Pricing Supplement, such Supplemental Obligation is subject to redemption upon not less than 30 days’ nor more than 60 days’ notice at any time and from time to time on or after the redemption commencement date, as a whole or in part, at the election of the Company and at the redemption price specified in the applicable Pricing Supplement (expressed as a percentage of the principal amount of such Supplemental Obligation to be redeemed), together with accrued interest to the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.
          5. Repayment at the Holder’s Option
          Except as otherwise may be provided in the applicable Pricing Supplement, if one or more repayment dates are specified in the applicable Pricing Supplement, the principal of a Supplemental Obligation will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of any Supplemental Obligation surrendered for partial repayment shall at least equal an Authorized Denomination), on any such repayment date, in each case at the option of the Holder and at the applicable repayment price specified in the applicable Pricing Supplement (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable repayment date (but interest installments due on or prior to such repayment date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date as provided in the Indenture). With respect to any Supplemental Obligation, if the applicable Pricing Supplement provides for more than one repayment date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest repayment date after all conditions to such exercise have been satisfied, and references herein to the applicable repayment date shall mean such earliest repayment date.
          In order for the exercise of such option to be effective and the principal amount of a Supplemental Obligation to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable repayment date (or, if either such calendar day is not a Business Day, the
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next succeeding Business Day), either (i) the form below entitled “Option to Elect Repayment” duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of such Supplemental Obligation and the portion thereof to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive the form below entitled “Option to Elect Repayment” duly completed and signed, not later than five Business Days after the date of such facsimile transmission or letter (provided that such form duly completed and signed is received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The Bank of New York, Attention: Corporate Trust Administration, 101 Barclay Street, New York, New York 10286 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Supplemental Obligation for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, the option of the Holder to elect repayment may be exercised in accordance with the Applicable Procedures of the Depositary for this Security at least 15 calendar days prior to the applicable repayment date and the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.
          6. Transfer and Exchange
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of such tranche and of like tenor, of Authorized Denominations, and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          As provided in the Indenture and subject to certain limitations therein set forth, Securities of a specific tranche are exchangeable for a like aggregate principal amount of Securities of that tranche and of like tenor, of a different Authorized Denomination, as requested by the Holder surrendering the same.
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          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.
          This Security is a Master Note and may be exchanged at any time, solely upon the request of the Company to the Trustee, for one or more Global Securities in the same aggregate principal amount, each of which may or may not be a Master Note, as requested by the Company. Each such replacement Global Security that is a Master Note shall reflect such of the Supplemental Obligations as the Company shall request. Each such replacement Global Security that is not a Master Note shall represent one (and only one) Supplemental Obligation as requested by the Company, and such Global Security shall be appropriately modified so as to reflect the terms of such Supplemental Obligation.
          7. Defeasance
          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. If so specified in the applicable Pricing Supplement, either or both of such provisions are applicable to a Supplemental Obligation, as so specified.
          8. Remedies
          If an Event of Default with respect to Securities of a specific tranche shall occur and be continuing, the principal of the Securities of that tranche may be declared due and payable in the manner and with the effect provided in the Indenture.
          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, each with reference to a particular tranche, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to such tranche of Securities, the Holders of not less than 25% in principal amount of the Securities of such tranche at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of such tranche at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, or alter or impair the obligation of the Guarantor, which is unconditional to pay pursuant to the Guarantee endorsed hereupon.
          9. Modification and Waiver
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each tranche to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all tranches to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all tranches to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such tranches, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any tranche to be affected under the Indenture (with each such tranche considered separately for this purpose), on behalf of the Holders of all Securities of such tranche, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
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          10. Governing Law
          This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

MASTER NOTE CUSIP NO.
SUPPLEMENTAL OBLIGATION:
Pricing Supplement No. and Date:
Original Issue Date:

GS FINANCE CORP.
MEDIUM-TERM NOTE, SERIES A
FULLY AND UNCONDITIONALLY GUARANTEED BY
THE GOLDMAN SACHS GROUP, INC.
(Master Note)
OPTION TO ELECT REPAYMENT
TO BE COMPLETED ONLY IF THE SUPPLEMENTAL OBLIGATION
REFERENCED IN THIS NOTICE
IS REPAYABLE AT THE OPTION OF THE HOLDER AND
THE HOLDER ELECTS TO EXERCISE SUCH RIGHT
          The undersigned hereby irrevocably requests and instructs the Company to repay the Supplemental Obligation referred to in this notice (or the portion thereof specified below) at the applicable repayment price, together with interest to the repayment date, all as provided for in such Supplemental Obligation, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)
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          If such Supplemental Obligation provides for more than one repayment date, the undersigned requests repayment on the earliest repayment date after the requirements for exercising this option have been satisfied, and references in this notice to the repayment date mean such earliest repayment date. Terms used in this notice that are defined in the Security specified above are used herein as defined therein.
          For such Supplemental Obligation to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 25th calendar day prior to the repayment date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) this “Option to Elect Repayment” form duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Supplemental Obligation and the amount of such Supplemental Obligation to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the form entitled “Option to Elect Repayment” on the addendum to such Security duly completed and signed will be received by the Company not later than five Business Days after the date of such facsimile transmission or letter (provided that such form duly completed and signed is received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:
The Bank of New York
Attention: Corporate Trust Administration
101 Barclay Street
New York, New York 10286
or at such other places as the Company or the Trustee shall notify the Holder of such Security.
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          If less than the entire principal amount of such Supplemental Obligation is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

Date:

Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.
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ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM TEN ENT	- -	as tenants in common as tenants by the entireties

JT TEN	-	as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	-		Custodian
		(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used
though not in the above list.

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ASSIGNMENT
          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address
Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:
Signature Guaranteed

NOTICE: Signature must be guaranteed.	NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without
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alteration or enlargement or any change whatever.
SCHEDULE A

			Decrease	Increase	Effective Date
Pricing	Principal Amount of	Original	in Principal	in Principal	of Increase or
Supplement No.	Supplemental Obligation	Issue Date	Amount	Amount	Decrease	Trustee Notation